2005 FOR PROFIT CORPORATION ANNUAL REPORT FILED   FILED
                                                  Feb 21, 2005
DOCUMENT# P03000138385                            Secretary of State

Entity Name: ESECURESOFT COMPANY

Current Principal Place of Business:           New Principal Place of Business:
100 VILLAGE SQUARE CROSSING
SUITE 202
PALM BEACH GARDENS, FL 33410

Current Mailing Address:                       New Mailing Address:
P0 BOX 32044 100 VILLAGE SQUARE CROSSING
PALM BEACH GARDENS, FL 33420 SUITE 202
PALM BEACH GARDENS, FL 33410

FEI Number: 20-1068608                         FEI Number Applied For ( )

FEI Number Not Applicable ( )                  Certificate of Status Desired ( )

Name and Address of Current                    Name and Address of New
Registered Agent:                              Registered Agent
--------------------------                     ----------------------------
PANAIA, DAVID J                               TURNER, RICHARD C
1OWYNDHAM LANE                                4200 OAK ST.
PALM BEACH GARDENS, FL 33418 US               PALM BEACH GARDENS, FL 33418 US

The above named entity submits this statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida.

SIGNATURE: RICHARD C. TURNER                  02/21/2005
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Electronic Signature of Registered Agent        Date

Election Campaign Financing Trust Fund Contribution ( ).

OFFICERS AND DIRECTORS:                        ADDITIONSICHANGES TO OFFICERS AND
                                               DIRECTORS:

Title: PD ( )Delete                           Title: ( ) Change ( ) Addition

Name: TAMAYO, PETER JR.                        Name:
Address: 100 VILLAGE SQUARE CROSSING SUITE 202 Address:
City-St-Zip: PALM BEACH GARDENS, FL 33410      City-St-Zip:

Title: SD ( ) Delete                           Title: SD (X) Change ( ) Addition
Name: PANAIA, DAVID J                          Name:    RICHMOND, BARNEY A
Address: 10 WYNDHAM LANE                       Address: 100 VILLAGE SQUARE
City-St-Zip: PALM BEACH GARDENS, FL 33418               CROSSING SUITE 202
                                               City-St-Zip: PALM BEACH
                                                            GARDENS, FL 33410


Title: TD ( ) Delete                           Title: ( ) Change ( ) Addition
Name: TURNER, RICHARD C                        Name:
Address: 4200 OAK ST.                          Address:
City-St-Zip: PALM BEACH GARDENS, FL 33418      City-St-Zip:


I hereby certify that the information supplied with this filing does not qualify for the for the exemption stated in Section 11 9.07(3)0), Florida Statutes. I further certify that the information indicated on this report or supplemental report is true and accurate and that my electronic signature shall have the same legal effect as if made under oath; that lam an officer or director of the corporation or the receiver or trustee empowered to execute this report as required by Chapter 607, Florida Statutes; and that my name appears above, or on an attachment with an address, with all other like empowered.

SIGNATURE: BARNEY A. RICHMOND         SD                    02/21/2005
-----------------------------         --                    ----------
Electronic Signature of Signing Officer or Director           Date